                                                                  EXHIBIT 99.1

                           CONSENT OF LIMITED PARTNER OF
                                 PRIME RETAIL, L.P.

          This Consent is solicited on behalf of Prime Retail, Inc. ("Prime"), the General Partner of Prime Retail, L.P., a Delaware limited partnership ("Prime Partnership").

          Instructions: To Consent, withhold consent or abstain with respect to the proposal set forth below, please check the appropriate box.

          The undersigned, a holder of units of limited partnership interests of Prime Partnership, acting with respect to all of the units held by the undersigned, hereby:

                    /    /    Consents

                    /    /    Withholds Consent

                    /    /    Abstains

          to the merger of Prime Partnership with and into Horizon/Glen Outlet Centers, L.P. ("Horizon Partnership") and the other transactions contemplated by a merger agreement between Prime Partnership, Prime, Horizon Group, Inc., Horizon Partnership and certain wholly-owned subsidiaries of Horizon Group, Inc. on the terms and conditions stated therein.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE JOINT CONSENT SOLICITATION STATMENT/PROSPECTUS/INFORMATION STATEMENT DATED ______________.

The undersigned hereby revokes any consent or consents given with respect to the subject matter of this consent.


Date:_______________, 1998              By:__________________________________
                                           Signature

                                        ____________________________________
                                           Please Print Name


                                        If held jointly:

                                        By:__________________________________
                                           Signature

                                        ____________________________________
                                           Please Print Name


THIS CONSENT WHEN PROPERLY EXECUTED, WILL BE ACTED UPON IN THE MANNER DIRECTED HEREIN BY THE LIMITED PARTNER. A SIGNED BUT UNMARKED CONSENT CARD WILL BE DEEMED TO CONSENT TO THE PROPOSAL SET FORTH ABOVE.

Please sign exactly as you hold your Prime Partnership units. When signing as an attorney, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign.

Please sign and date and return promptly in the enclosed envelope by ______________. No postage need be affixed if mailed in the United States.